FOR IMMEDIATE RELEASE

INVESTOR AND MEDIA CONTACT
Qrons Inc.
Mr. Jonah Meer
E: jmeer@qrons.com
P: 786-620-2140

QRONS RAISES FUNDS TO FURTHER ITS GOALS, EXPANDS ADVISORY BOARD

Miami, Florida, February 12, 2018 /ACCESSWIRE/ – Qrons Inc. (OTCPK: QRON) ("Qrons " or the "Company") a preclinical biotechnology company developing advanced cell-based solutions to combat neuronal injuries with a laser focus on traumatic brain injuries ("TBIs"), announced today that it sold 312,500 shares of its common stock and raised $500,000 in a private placement offering pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended, to an entity controlled by London based Mr. Pavel Hilman. The proceeds of the offering will be used for research and general corporate purposes.

"We believe that this investment will allow us to advance our research and goal of getting our product candidate to the clinical stage and building an IP portfolio. In connection with this investment, Mr. Hilman, will join our Advisory Board as a business advisor to assist in commercializing our technology." said Jonah Meer, Chief Executive Officer of the Company.   "We are very excited to welcome Mr. Hilman as an Advisory Board member and to have his entrepreneurial and strategic expertise" added Mr. Meer.

Mr. Hilman is Chairman of HIG Capital AG, a Swiss holding company, Mr. Hilman has extensive experience in the financial industry and private venture investments in the areas of bio-tech, agri-tech, med-tech, nano-tech and IT. Mr. Hilman currently serves on various executive and advisory Boards and supervisory committees of private and public corporations in the United Kingdom, USA, Switzerland, Israel, Luxemburg, Poland, Russian Federation and the Ukraine.

The Company recently made a presentation to the investment community at the National Investment Banking Association ("NIBA") conference that was held in New York in November 2017. Attendees included Registered Investment Advisors, Private Equity Groups, Family Offices, Investment Bankers, Broker Dealers, Boutique Corp. Finance, Specialized Investment Brokerages, Venture Capital Groups, Financing Partners, Market Makers and other market professionals within the capital markets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Qrons Inc.

Headquartered in Miami, Florida, the Company is a publicly traded preclinical stage biotechnology company developing advanced cell-based solutions to combat neuronal injuries with a laser focus on traumatic brain injuries. The technology could potentially treat a wide range of neurodegenerative diseases. The Company's treatment integrates proprietary, engineered mesenchymal stem cells 3D printable scaffolding, smart materials and a novel delivery system. The Company entered into a license and research funding agreement ("License Agreement") with Ariel University R&D Co., Ltd., a wholly owned subsidiary of Ariel University, based in Ariel, Israel.  In consideration for payments under the License Agreement, the Company received an exclusive worldwide royalty-bearing license in Ariel patents and know-how to develop and commercialize products for neuronal tissue regeneration and/or repair, resulting from Ariel's research or technology or the Company's research funding. The Company is also conducting a research study with Professor Chenfeng Ke of the Chemistry Department at Dartmouth College aiming to develop innovative 3D printable, biocompatible advanced materials and stem cell delivery techniques to treat TBI. The Company entered into an Option Agreement with Dartmouth in October 2017 for a one-year exclusive option to negotiate, a worldwide, royalty‑bearing, exclusive license for Professor Ke's 3D printable materials in the field of human and animal health. Please visit http://www.qrons.com.

Safe Harbor Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning our future product development plans, other statements regarding future research, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company's actual operations, results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company's need for, and the availability of, substantial capital in the future to fund its operations and research and development; successful development of clinical studies for any product we may develop, U.S. Food and Drug Administration clearance for any products developed, manufacturing of a commercially-viable version of our system and demonstration of safety and effectiveness sufficient to generate commercial orders by customers for any product we may develop. A more complete description of these risk factors is included in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.